Exhibit 3.1(a)

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DCS HOLDINGS, INC.

ARTICLE I

The name of the corporation is DCS Holdings Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Rd., Wilmington, Delaware, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business for purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 51,000,000 shares, consisting of:

(i) 18,000,000 shares of Series A Participating Senior Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”);

(ii) 18,000,000 shares of Series B Redeemable Senior Preferred Stock, $.01 par value per share (the “Series B Preferred Stock”); and

(iii) 25,000,000 shares of Common Stock, $.01 par value per share (the “Common Stock”).

The Series A Preferred Stock and the Series B Preferred Stock are collectively referred to as the “Preferred Stock.” The shares of Preferred Stock and Common Stock shall have the rights, preferences, and limitations set forth below. Capitalized terms used but not otherwise defined herein are defined in Part F of this ARTICLE IV.

In accordance with the provisions of § 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon irrespective the class vote requirements set forth in

§ 242(b)(2) of the General Corporation Law of the State of Delaware (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes plus that number of shares of such class or classes required to be reserved for issuance upon conversion, exchange or exercise of any option, warrant, convertible or exchangeable security of any class or series (including, without limitation, the Series A Preferred Stock)).

B. SERIES A PREFERRED STOCK TERMS

The powers, preferences, rights, qualification, limitations and restrictions of the Series A Preferred Stock are as follows:

Section 1. Ranking. The Series A Preferred Stock shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation’s preferred stock, common stock or other capital stock, now or hereafter authorized (other than the Series B Preferred Stock and the Designated Senior Securities) with respect to dividend rights and rights on liquidation, dissolution, redemption or winding up. The Series A Preferred Stock shall rank on parity with the Series B Preferred Stock with respect to such matters.

Section 2. Dividends and Distributions.

2A. Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of funds legally available therefore (“Legally Available Funds”). Dividends on each share of Series A Preferred Stock shall accrue on a daily basis (assuming a 365-day year) at the rate of 12% per annum on the sum of the Liquidation Value thereof plus all accumulated dividends and accrued and unpaid dividends thereon from and including the date of issuance of such Series A Preferred Stock to and excluding the first to occur of (i) the date on which such share of Series A Preferred Stock is converted into a Conversion Unit (as defined in ARTICLE IV, Part B, Section 5A; (ii) the date on which the Liquidation Value of such Series A Preferred Stock (plus an amount equal to all accumulated or accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; or (iii) the date on which such share of Series A Preferred Stock is otherwise redeemed or acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are Legally Available Funds, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Equity (other than a Permitted Redemption). The date on which the Corporation initially issues any share of Series A Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times subsequent transfer of such share of Series A Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock.

2B. Dividend Reference Dates. To the extent not paid on the last day of December, March, June and September of each year beginning on March 31, 2004 (the “Dividend Reference Date”), all dividends which have accrued on each share of Series A Preferred Stock outstanding during the quarterly period (or a portion thereof in the case of the initial Dividend Reference Date with respect to the Series A Preferred Stock) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series A Preferred Stock.

2C. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock and the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock and the Series B Preferred Stock held by such holders thereof.

2D. DiVidends and Other Distributions on Common Stock. In case the Corporation shall at any time or from time to time declare or pay a dividend or other distribution on the Common Stock (other than any dividend payable in shares of Common Stock), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such dividend or distribution as though they were the holders of the number of shares of Common Stock of the Corporation which are included in the Conversion Unit into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution. Any such dividend or distribution shall be declared or paid on the Series A Preferred Stock at the same time such dividend or distribution is declared or paid on the Common Stock and shall be in addition to any dividends payable under ARTICLE IV, Part B, Section 2A hereof.

2E. Restriction on Dividends and Distributions. So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Equity, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Equity (other than a Permitted Redemption or in connection with a liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event) made in accordance with ARTICLE IV, Part B, Section 4 below).

Section 3. Voting Rights. Except as otherwise required by applicable law, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in Person or by proxy, at a special or annual meeting of stockholders called for the purpose or by written consent, on all matters voted on by holders of Common Stock voting together as a single class with the holders of the Common Stock and with holders of all other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast assuming that such shares of Series A Preferred Stock had been converted, on the record date for determining the stockholders of the Corporation eligible to vote on any such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, into the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible as provided herein.

Section 4. Liquidation, Dissolution or Winding Up.

4A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a Deemed Liquidation Event), before any distribution or payment to holders of Common Stock or any other capital stock ranking junior to the Series A Preferred Stock (including without limitation, the Junior Equity, but excluding the Series B Preferred Stock and the Designated Senior Securities (if applicable)), but on parity with the holders of the Series B Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Value (plus any accumulated or accrued but unpaid dividends thereon) with respect to each share of Series A Preferred Stock (the “Series A Senior Preference”). In addition to the payments set forth above, the holders of shares of Series A Preferred Stock shall participate, on a parity and ratably on a per share basis with the holders of the Common Stock, with respect to all such distributions or payments that the holders of Series A Preferred Stock would be entitled to receive with respect to the number of shares of Common Stock into which such holders’ shares of Series A Preferred Stock were convertible immediately prior to any relevant record date or payment date in connection with liquidation, dissolution or winding up, but only to the extent that shares of Common Stock would participate in such distributions or payments (and such payment shall be junior to all equity securities of the Corporation that rank senior to the Common Stock, including without limitation the Series B Preferred Stock).

4B. If upon any liquidation, dissolution or winding up of the Corporation (including, without limitation, a Deemed Liquidation Event), the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and Series B Preferred Stock shall be insufficient to pay in full to such holders the sums which such holders are entitled to receive pursuant to such holders’ Series A Senior Preference and Series B Senior Preference, then all of the assets so available for distribution shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

4C. Whenever a distribution provided for in this ARTICLE IV, Part B, Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined in good faith by the Corporation’s Board of Directors; provided, that if the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation, then the value of such property shall be determined by a nationally recognized investment banking firm (the “Appraiser”) mutually agreeable to the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) and the Corporation. If such stockholders and the Corporation cannot agree on an Appraiser within fifteen (15) days from the day of receipt of written notice of such objection by the Corporation, the Corporation, on the one hand, and such stockholders, on the other hand, shall each select an Appraiser within twenty-one (21) days from the day of receipt of written notice of such objection by the Corporation, and those two Appraisers shall select, within twenty-seven (27) days from the day of receipt of written notice of such objection by the Corporation, an independent Appraiser to determine the fair market value of such property. Such independent Appraiser shall be directed to determine fair market value of such property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser selected pursuant to the procedures set forth in this ARTICLE IV, Part B, Section 4 of the fair market value will be conclusive and binding on all parties. The costs and expenses of each such Appraiser shall be paid by the Corporation.

Section 5. Conversion.

5A. Conversion Generally. Under the circumstances set forth in this ARTICLE IV, Part B, Section 5, as applicable, the Series A Preferred Stock may be convertible or shall automatically convert into Conversion Units (as defined below), at a rate of one Conversion Unit for one share of Series A Preferred Stock. A “Conversion Unit” shall consist of (i) the number of shares of Common Stock determined by dividing the Liquidation Value of the Series A Preferred Stock by the Conversion Price then in effect (the “Common Portion”) and (ii) one share of Series B Preferred Stock (the “Series B Portion”), subject to adjustment pursuant to ARTICLE IV, Part B, Section 6 hereof (including, without limitation, as adjusted pursuant to a change in the Conversion Price hereunder). No share of Series A Preferred Stock shall be entitled to any dividends accruing from and after the date on which such share of Series A Preferred Stock was converted into Conversion Units. If upon conversion there are any unpaid, accrued or accumulated dividends due on the shares of Series A Preferred Stock, such dividends shall continue to be deferred, but shall be considered unpaid, accrued or accumulated dividends (as the case may be) due on the Series B Preferred Stock.

5B. Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into a Conversion Unit at any time after the date of issuance of such share, by surrender of such share of Series A Preferred Stock at the office of the Corporation or any transfer agent for such stock at a rate of one Conversion Unit for one share of Series A Preferred Stock. The option to convert into Conversion Units shall be exercised by (X) giving written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock and Series B Preferred Stock issuable upon conversion are to be issued and (Y) surrendering for such purpose to the Corporation, at its principal corporate office, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in ARTICLE IV, Part E, Section 2 hereof). If fewer than all of the shares represented by any such certificate are converted, a new certificate representing the unconverted shares of Series A Preferred Stock shall, as soon as practicable thereafter, be issued to the holder of record thereof. The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such bolder, a certificate or certificates for the number of shares of Common Stock and Series B Preferred Stock to which such holder shall be entitled as aforesaid. The Person in whose name any certificate for shares of Common Stock and Series B Preferred Stock shall be issued upon such conversion shall be deemed to be the holder of record of such shares of Common Stock and Series B Preferred Stock on such date of notice and surrender, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock and Series B Preferred Stock shall not then be actually delivered to such Person. On the date of such conversion, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote as a holder of Series A Preferred Stock, will terminate, except only the rights of holders thereof to (i) promptly receive certificates for the number of shares of Common Stock and Series B Preferred Stock into which such shares of Series A Preferred Stock have been converted and (ii) promptly receive certificates for the number of unconverted shares of Series A Preferred Stock (if fewer than all of the shares represented by any such certificate are converted). On the date of such conversion, the holders of Series A Preferred Stock so converted shall have the right to exercise the rights to which they are entitled as holders of Common Stock and Series B Preferred Stock resulting from such conversion.

5C. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into Conversion Units, at a rate of one Conversion Unit for one share of Series A Preferred Stock on the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock (the “Automatic Conversion Date”). Immediately after the Automatic Conversion Date, each holder of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock and Series B Preferred Stock issuable upon conversion of such holder’s Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock and Series B Preferred Stock shall not then be actually delivered to such holder. Upon written notice from the Corporation, each holder of Series A Preferred Stock so converted shall promptly surrender to the Corporation at its principal office, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in ARTICLE IV. Part E. Section 1 hereof) in exchange for certificates for the number of shares of Common Stock and Series B Preferred Stock into which such shares of Series A Preferred Stock have been converted. On the Automatic Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights to receive notices and vote, will terminate, except only the rights of holders thereof to (i) promptly receive certificates for the number of shares of Common Stock and Series B Preferred Stock into which such shares of Series A Preferred Stock have been converted and (ii) exercise the rights to which they are entitled as holders of Common Stock and Series B Preferred Stock.

Section 6. Anti-dilution Adjustments.

6A. Conversion Price. The initial Conversion Price shall be $2.59. In order to prevent dilution of the conversion rights granted to the holders of the Series A Preferred Stock, the Conversion Price shall be subject to adjustment from time to time pursuant to this ARTICLE IV, Part B, Section 6.

6B. Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, in each such case, the Conversion Price, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that, in connection with a conversion of the shares of Series A Preferred Stock after such date, the holder of shares of Series A Preferred Stock shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately upon the record date of such dividend or the effective date of such subdivision, combination or reclassification.

6C. No Impairment. The Corporation will not, without the prior written consent of the holders of a majority of the outstanding Series A Preferred Stock and Series B Preferred Stock (voting together as a single class), by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the carrying out of all the provisions of ARTICLE IV, Part B, Section 5 regarding conversion and this ARTICLE IV, Part B, Section 6 regarding adjustments for anti-dilution consistent with the tenor and purpose of such actions.

Section 7. Reservation of Common Stock and Series B Preferred Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock and Series B Preferred Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock into Conversion Units and shall take all action required to increase the authorized number of shares of Common Stock or Series B Preferred Stock, if at any time there shall be insufficient authorized but unissued shares of Common Stock or Series B Preferred Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock. Without limiting the foregoing obligations of the Corporation or any other obligations of the Corporation at law or in equity, and without limiting any breach by the Corporation of any of such obligations or any rights or remedies of a holder of Series A Preferred Stock with respect to any such breach, if at any time the number of authorized but unissued shares of Common Stock or Series B Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall provide immediate written notice of such deficiency to each holder of Series A Preferred Stock and, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock and without being deemed to grant to the Corporation any additional period of cure for any of the foregoing breaches then provided elsewhere herein, the Corporation, at the direction of any holder of Series A Preferred Stock, shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Series B Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to thereafter obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

Section 8. Status on Conversion. Upon any conversion of shares of the Series A Preferred Stock, the shares so converted shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

Section 9. Sufficient Securities. Any provision that entitles a holder of Series A Preferred Stock to exercise rights, or otherwise be treated, on an as converted basis shall be construed and applied as if all of the shares into which each such share of Series A Preferred Stock is convertible are authorized but unissued and available for issuance upon such conversion.

Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision relating to the rights of the Series A Preferred Stock hereof without the prior written consent or vote of the holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock (voting together as a single class) outstanding at the time such action is taken.

C. SERIES B STOCK TERMS

The powers, preferences, rights, qualification, limitations and restrictions of the Series B Preferred Stock are as follows:

Section 1. Ranking. The Series B Preferred Stock shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation’s preferred stock, common stock or other capital stock, now or hereafter authorized (other than the Series A Preferred Stock and the Designated Senior Securities) with respect to dividend rights and rights on liquidation, dissolution, redemption or winding up. The Series B Preferred Stock shall rank on parity with the Series A Preferred Stock with respect to such matters.

Section 2. Dividends and Distributions.

2A. Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of Legally Available Funds. Dividends on each share of Series B Preferred Stock shall accrue on a daily basis (assuming a 365-day year) at the rate of 12% per annum on the sum of the Liquidation Value thereof plus all accumulated dividends and accrued and unpaid dividends thereon (including, without limitation, an amount equal to those dividends referred to in the last sentence of ARTICLE IV, Part C, Section 5A) from and including the date of issuance of such Series B Preferred Stock to and excluding the first to occur of (i) the date on which such share of Series B Preferred Stock is redeemed by the Corporation; (ii) the date on which the Liquidation Value of such Series B Preferred Stock (plus an amount equal to all accumulated or accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; or (iii) the date on which such share of Series B Preferred Stock is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are Legally Available Funds, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Equity (other than a Permitted Redemption). The date on which the Corporation initially issues any share of Series B Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times subsequent transfer of such share of Series B Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series B Preferred Stock.

2B. Dividend Reference Dates. To the extent not paid on the first Dividend Reference Date following the date of issuance of the Series B Preferred Stock, all dividends which have accrued on each share of Series B Preferred Stock outstanding during the quarterly period (or a portion thereof in the case of the initial Dividend Reference Date with respect to the Series B Preferred Stock) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series B Preferred Stock.

2C. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock and the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock and the Series B Preferred Stock held by such holders thereof.

2D. Restriction on Dividends and Distributions. So long as any Series B Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Equity, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Equity (other than a Permitted Redemption or in connection with a liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event) made in accordance with ARTICLE IV, Part C, Section 4 below).

Section 3. Voting Rights. The holders of Series B Preferred Stock shall not have any right to vote except, and solely to the extent, required by applicable law or this Certificate of Incorporation.

Section 4. Liquidation. Dissolution or Winding Up.

4A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a Deemed Liquidation Event), before any distribution or payment to holders of Common Stock or any other capital stock ranking junior to the Series B Preferred Stock (including, without limitation, the Junior Equity, but excluding the Series A Preferred Stock and the Designated Senior Securities (if applicable)), but on parity with the holders of the Series A Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Value (plus any accumulated or accrued but unpaid dividends thereon) with respect to each share of Series B Preferred Stock (the “Series B Senior Preference”).

4B. If upon any liquidation, dissolution or winding up of the Corporation (including, without limitation, a Deemed Liquidation Event), the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and Series B Preferred Stock shall be insufficient to pay in full to such holders the sums which such holders are entitled to receive pursuant to such holders’ Series A Senior Preference and Series B Senior Preference, then all of the assets so available for distribution shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

4C. Whenever a distribution provided for in this ARTICLE IV, Part C, Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined in good faith by the Corporation’s Board of Directors; provided, that if the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation, then the value of such property shall be determined by the Appraiser mutually agreeable to the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) and the Corporation. If such stockholders and the Corporation cannot agree on an Appraiser within fifteen (15) days from the day of receipt of written notice of such objection by the Corporation, the Corporation, on the one hand, and such stockholders, on the other hand, shall each select an Appraiser within twenty-one (21) days from the day of receipt of written notice of such objection by the Corporation, and those two Appraisers shall select, within twenty-seven (27) days from the day of receipt of written notice of such objection by the Corporation, an independent Appraiser to determine the fair market value of such property. Such independent Appraiser shall be directed to determine fair market value of such property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser selected pursuant to the procedures set forth in this ARTICLE IV, Part C, Section 4C of the fair market value will be conclusive and binding on all parties. The costs and expenses of each such Appraiser shall be paid by the Corporation.

Section 5. Redemption of the Series B Preferred Stock.

5A. Redemption at the Option of the Corporation. The Corporation may, at any time and from time to time at its option, redeem all or any portion of the shares of Series B Preferred Stock then outstanding. If fewer than all of the outstanding shares of the Series B Preferred Stock are to be redeemed as provided in this ARTICLE IV, Part C, Section 5A, the shares to be so redeemed shall be determined pro rata among the holders of record as of the applicable Redemption Date (as defined herein). The total sum payable by the Corporation per share of Series B Preferred Stock to be so redeemed shall equal the Liquidation Value thereof plus an amount equal to all accumulated or accrued and unpaid dividends thereon (the “Series B Redemption Price”). If the Corporation shall elect to exercise its rights under this ARTICLE IV, Part C, Section 5A, written notice of such election shall be given to the holders of record of the outstanding shares of Series B Preferred Stock, not less than ten (10) calendar days nor more than thirty (30) calendar days prior to the date on which such redemption is to be made (the “Redemption Date”). Each such notice shall state: (i) the Redemption Date and (ii) the number of shares to be redeemed. Promptly following the Redemption Date, each holder of Series B Preferred Stock so redeemed shall promptly surrender to the Corporation, at its principal corporate office, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in ARTICLE IV, Part E, Section 2 hereof). If fewer than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the holder of record thereof. For each share of Series B Preferred Stock which is to be redeemed pursuant to this ARTICLE IV, Part C, Section 5A, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder of certificates representing shares to be so redeemed as described in the preceding sentence) out of Legally Available Funds an amount in immediately available funds equal to the Series B Redemption Price. On and after the Redemption Date and the payment (or setting apart for payment in the case of a failure by a holder to surrender certificates representing the shares so redeemed) of the Series B Redemption Price by the Corporation, all rights of any holder of the Series B Preferred Stock so redeemed, including the rights, if any, to receive notices and vote, shall cease and terminate (other than the right to promptly receive certificates for the number of unredeemed shares of Series B Preferred Stock if fewer than all of the shares represented by any such certificate were redeemed); and such redeemed shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

5B. Mandatory Redemption for Public Offering. The Corporation shall use the cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters’ commissions and other reasonable expenses to redeem all of the shares of Series B Preferred Stock at a price per share equal to the Series B Redemption Price (or such lesser number of shares as determined by the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock (together as a single class)). Without the prior written request of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock (together as a single class), the Corporation shall not consummate a Public Offering unless the cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters’ commissions and other reasonable expenses are sufficient to redeem all of the shares of Series B Preferred Stock at a price per share equal to the Series B Redemption Price. If fewer than all of the outstanding shares of the Series B Preferred Stock are to be redeemed as provided in this ARTICLE IV, Part C, Section 5B, the shares to be so redeemed shall be determined pro rata among the holders of record as of the Mandatory Redemption Date (as defined herein). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five (5) days after the Corporation’s receipt of such proceeds. If fewer than all of the shares represented by any certificate of Series B Preferred Stock are redeemed pursuant to this Section, a new certificate representing the unredeemed shares shall be promptly issued to the holder of record thereof. For each share of Series B Preferred Stock which is to be redeemed pursuant to this ARTICLE IV, Part C, Section 5B, the Corporation shall be obligated on the date of such redemption (the “Mandatory Redemption Date”) to pay to the holder thereof (upon surrender by such holder of certificates representing shares to be so redeemed as described in the preceding sentence) out of Legally Available Funds an amount in immediately available funds equal to the Series B Redemption Price. On an after the Mandatory Redemption Date and the payment (or setting apart for payment in the case of a failure by a holder to surrender certificates representing the shares so redeemed) of the Series B Redemption Price by the Corporation, all rights of any holder of the Series B Preferred Stock so redeemed, including the rights, if any, to receive notices and vote, shall cease and terminate (other than the right to promptly receive certificates for the number of unredeemed shares of Series B Preferred Stock if fewer than all of the shares represented by any such certificate were redeemed); and such redeemed shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

5C. Redemption at Option of Holders. On or after January 7, 2011, at any time and from time to time, the Corporation shall, at the request (by written notice given to the Corporation) of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock (together as a single class), redeem all or any portion of the shares of Series B Preferred Stock then outstanding. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed as provided in this ARTICLE IV, Part C, Section 5C, the shares to be so redeemed shall be determined pro rata among the holders of record as of the applicable Optional Redemption Date (as defined below). If fewer than all of the shares represented by any certificate of Series B Preferred Stock are redeemed pursuant to this Section, a new certificate representing the unredeemed shares shall be promptly issued to the holder of record thereof. For each share of Series B Preferred Stock which is to be redeemed pursuant to this ARTICLE IV, Part C, Section 5C, the Corporation shall be obligated on the date of such redemption indicated by the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock (together as a single class) requesting such redemption (the “Optional Redemption Date”) to pay to the holder thereof (upon surrender by such holder of certificates representing shares to be so redeemed as described in the preceding sentence) out of Legally Available Funds an amount in immediately available funds equal to the Series B Redemption Price. On an after the Optional Redemption Date and the payment (or setting apart for payment in the case of a failure by a holder to surrender certificates representing the shares so redeemed) of the Series B Redemption Price by the Corporation, all rights of any holder of the Series B Preferred Stock so redeemed, including the rights, if any, to receive notices and vote, shall cease and terminate (other than the right to promptly receive certificates for the number of unredeemed shares of Series B Preferred Stock if fewer than all of the shares represented by any such certificate were redeemed); and such redeemed shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

5D. Insufficient Funds for Redemption. Notwithstanding anything to the contrary set forth herein, no redemption of the Series B Preferred Stock shall occur (and the Corporation shall be under no obligation to so redeem), if the funds of the Corporation available for redemption of the Series B Preferred Stock are insufficient by law to redeem the shares of Series B Preferred Stock sought to be so redeemed or if such redemption would violate the terms of the Corporation’s agreements with its senior lenders; provided, however, that the Corporation (i) will first redeem the greatest number of shares possible of Series B Preferred Stock subject to redemption (pro rata among the holders thereof), and (ii) from time to time thereafter as promptly as possible, shall redeem the remaining shares of Series B Preferred Stock (in the manner set forth in clause (i) immediately above) to the greatest extent then possible from funds that are then available for such redemption without violating such law or such agreements with the Corporation’s lenders.

5E. Status of Redemption. Upon any redemption of shares of the Series B Preferred Stock, the shares so redeemed shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

Section 6. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision relating to the rights of the Series B Preferred Stock hereof without the prior written consent or vote of the holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock (voting together as a single class) outstanding at the time such action is taken.

D. COMMON STOCK

Except as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions as set forth herein. The Common Stock shall rank junior to all other equity securities of the Corporation, and any other series or class of the Corporation’s preferred stock or other capital stock, now or hereafter authorized, with respect to dividend rights and rights on liquidation, dissolution, redemption or winding up of the Corporation.

Section 1. Voting Rights. Except as otherwise provided in this ARTICLE IV (e.g., matters on which the holders of Preferred Stock vote alone) or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders, and, except as so otherwise provided, the holders of Common Stock and Preferred Stock shall vote together as a single class. Without limiting the foregoing, except as otherwise required by applicable law, in no event shall the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock, generally, be entitled to any class voting.

Section 2. Dividends. After dividends on the Preferred Stock shall have been paid or set apart for payment (to the extent such Preferred Stock may be entitled thereto), subject to the provisions of ARTICLE IV, Part B, Section 2 and ARTICLE IV, Part C, Section 2, the Corporation’s Board of Directors may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. As and when dividends are declared or paid thereon, whether in cash, property, or securities of the Corporation, subject to the provisions of ARTICLE IV, Part B, Section 2 and ARTICLE IV, Part C, Section 2, the holders of Common Stock shall be entitled to participate in such dividends ratably based on the number of shares of Common Stock held (or deemed held) by each such holder.

Section 3. Liquidation. Subject to the provisions of the Preferred Stock terms contained in this Certificate of Incorporation, the holders of the Common Stock shall be entitled to participate ratably based on the number of shares of Common Stock held (or deemed held) by each such holder in all distributions to the holders of Common Stock in any liquidation, dissolution, or winding up of the Corporation and such payment shall be junior to all equity securities of the Corporation that rank senior to the Common Stock, including, without limitation, the Preferred Stock).

E. GENERAL PROVISIONS APPLYING TO PREFERRED STOCK AND COMMON STOCK

Section 1. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock. Upon the surrender of any certificate representing the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock, as applicable, represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock, as applicable, as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 2. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such loss, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificates from the to which dividends have been fully paid on such lost, stole, destroyed or mutilated certificates.

Section 3. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Without limiting the foregoing if notice of any event or transaction is to be given to the holders of any class or series of Junior Equity pursuant to the terms thereof as set forth in the Certificate of Incorporation of the Corporation, or in any certificate of designation thereunder, in each case, as amended, and if the holders of the Preferred Stock are entitled to receive a notice regarding such an event or transaction pursuant to the terms hereof, then the holders of such Preferred Stock shall be entitled to such notice (to the extent it has not been previously given) at the same time as such notice is given to any holder of Junior Equity.

Section 4. Adjustment. To the extent not otherwise provided hereunder, all numbers and amounts set forth herein which refer to share prices or amounts shall be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock, as applicable.

F. CERTAIN DEFINITIONS

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Certificate of Incorporation” shall mean this Certificate of Incorporation, as amended (including, without limitation, by any certificate of amendment or certificate of designation), of the Corporation.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Deemed Liquidation Event” means a Sale of the Corporation; provided that a Deemed Liquidation Event shall be deemed not to have occurred unless the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock (voting together as a single class) agree in writing.

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision or any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Junior Equity” shall mean, with respect to any class or series of capital stock or other equity securities of the Corporation, any other class or series of capital stock or other equity securities of the Corporation that rank junior upon liquidation to such class or series of capital stock or other equity securities of the Corporation, including, without limitation, the Corporation’s Common Stock.

“Liquidation Value” shall mean, with respect to each share of Preferred Stock, $2.59 per share.

“Permitted Redemption” shall mean a redemption by the Corporation of the Series B Preferred Stock.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Sale of the Corporation” means, however structured, (i) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions, (ii) any merger or consolidation of the Corporation with or into any other entity or any sale of the capital securities of the Corporation, except (y) in the case of a merger or consolidation, for a merger or consolidation in which the Corporation is the surviving corporation, and the terms of the Series A Preferred Stock and the Series B Preferred Stock are not changed in a manner adverse to the outstanding shares of such series, and (z) for a merger, consolidation or sale of capital securities, after giving effect to which, the direct or indirect holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger, consolidation or sale shall continue to own the outstanding capital stock possessing the voting power to elect a majority of the Board of Directors of the Corporation or the surviving or acquiring Person (or, if such Person is not a corporation or other entity with a board of directors, the manager or similar governing body) immediately after such merger, consolidation or sale.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Subsidiary” means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership or limited liability company of which such Person or any of its Subsidiaries is a general partner or managing member. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation with the consent of the holders of a majority of the Preferred Stock.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE VIII

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this amended and restated certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

*    *    *    *    *

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:43 AM 02/06/2004

FILED 11:18 AM 02/06/2004

SRV 040083051 – 3713015 FILE

CERTIFICATE OF CORRECTION

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DCS HOLDINGS, INC.

* * * *

Adopted in accordance with the provisions

of §103 (f) of the General Corporation Law

of the State of Delaware

* * * *

Lisa Im, being the President of DCS Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the corporation is DCS Holdings, Inc. (the “Corporation”).

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation which was filed with the Secretary of State of Delaware on January 7, 2004, is hereby corrected.

THIRD: The defects to be corrected in the Amended and Restated Certificate of Incorporation appear in Article I and in the first sentence in Article IV as follows:

ARTICLE I

The name of the corporation Is DCS Holdings Inc. (hereinafter referred to as the “Corporation”).

ARTICLE IV

A . AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 51,000,000 shares consisting of:

FOURTH: Article I and the first sentence in Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, in its corrected form, shall read as follows:

ARTICLE I

The name of the corporation is DCS Holdings, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE IV

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 61,000,000 shares consisting of:

IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of correcting the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Correction to the Amended and Restated Certificate of Incorporation this 5th day of February, 2004.

By	/s/ Lisa Im
Lisa Im

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:48 PM 04/26/2005

FILED 05:45 PM 04/26/2005

SRV 050336958 - 3713015 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

DCS HOLDINGS, INC.

*****

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

*****

Lisa Im, being the President of DCS Holdings. Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follow

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

ARTICLE ONE

The name of the Corporation is Performant Financial Corporation.

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 26th day of April, 2005.

DCS HOLDINGS, INC.
a Delaware corporation

By:	/s/ Lisa Im
Lisa Im, President

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:54 PM 05/11/2006

FILED 03:50 PM 05/11/2006

SRV 060447431 - 3713015 FILE

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PERFORMANT FINANCIAL CORPORATION

*    *    *    *    *

Lisa Im, being the President of Performant Financial Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on October 8, 2003 under the name DCS Holdings, Inc.( the “Certificate of Incorporation”).

SECOND: The Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

THIRD: That the Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

FOURTH: That the stockholders of the Corporation, pursuant to written consent, approved and adopted the Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of restating and integrating and further amending the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalty of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 11th day of May, 2006.

PERFORMANT FINANCIAL CORPORATION
a Delaware corporation

By:	/s/ Lisa Im
Name Lisa Im
Title: President

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PERFORMANT FINANCIAL CORPORATION

PERFORMANT FINANCIAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on October 8, 2003, under the name “DCS Holdings, Inc.”

SECOND: This amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware:

THIRD: Section A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation shall be replaced in its entirety with the following:

“A. Authorized Shares

The total number of shares of capital stock which the Corporation has authority to issue is 96,000,000 shares, consisting of:

(i) 18,000,000 shares of Series A Participating Senior Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”);

(ii) 18,000,000 shares of Series B Participating Senior Preferred Stock, $.0001 par value per share (the “Series B Preferred Stock”);

(iii) 60,000,000 shares of Common Stock, $.000l par value per share (the “Common Stock”).

The Series A Preferred Stock and the Series B Preferred Stock are collectively referred to as the “Preferred Stock”. The shares of Preferred Stock and Common Stock shall have the rights, preferences, and limitations set forth below. Capitalized terms used but not otherwise defined herein are defined in Part F of this Article IV.

In accordance with the provisions of § 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the class vote requirements set forth in § 242(b)(2) of the General Corporation Law of the State of Delaware (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes plus that number of shares of such class or classes required to be reserved for issuance upon conversion, exchange or exercise of any option, warrant, convertible or exchangeable security of any class or series (including, without limitation, the Series A Preferred Stock)).

At the time this Certificate of Amendment of the Amended and Restated Certificate of Incorporation shall become effective, each share of Common Stock issued and outstanding at such time shall be split up, changed and reclassified into two (2) fully paid and non-assessable shares of Common Stock (the “Stock Split”), with a par value of $.000l per share. Each outstanding stock certificate of the Corporation which, immediately prior to the time this Certificate of Amendment of the Amended and Restated Certificate of Incorporation shall become effective, represents one or more shares of Common Stock shall thereafter be deemed to represent the appropriate number of shares of Common Stock, taking into account the Stock Split, until such old stock certificate is exchanged for a new stock certificate, or the shares are placed in book position, reflecting the appropriate number of shares resulting from the Stock Split.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized Chief Executive Officer this 26th day of July, 2012.

PERFORMANT FINANCIAL CORPORATION

/s/ Lisa C. Im
Lisa C. Im
Chief Executive Officer

2